Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, MAY 13, 2014

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER 2014

Williamsburg, Virginia – May 13, 2014 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly”, “SoTHERLY”, or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the first quarter ended March 31, 2014. The Company’s results include the following*:

	Three Months ended
	March 31, 2014	March 31, 2013
	(in $000s, except per share data)

Total Revenue	$25,010	$20,190
Net income (loss) attributable to the Company	783	(2,595)

EBITDA	5,883	1,880
Adjusted EBITDA	6,038	4,622
Hotel EBITDA	6,319	4,848

FFO	3,575	(1,168)
Adjusted FFO	2,995	2,173

Net income (loss) per share attributable to the Company	$0.08	$(0.26)
FFO per share and unit	0.27	(0.09)
Adjusted FFO per share and unit	0.23	0.17

(*)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “SoTHERLY”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•	Adjusted FFO. The Company generated adjusted FFO of approximately $3.0 million during the first quarter 2014, an increase of 37.9% or approximately $0.8 million over the first quarter 2013.

•	Common Dividends. On April 21, 2014, the Company announced an 11.1% increase in its quarterly dividend (distribution) on its common stock (and units) to $0.050 per share (and unit), payable on July 11, 2014 to stockholders (and unitholders) of record as of June 13, 2014.

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•	RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the first quarter 2014 increased 8.3% over the first quarter 2013 to $81.14 driven by a 2.5% increase in occupancy and a 5.6% increase in average daily rate (“ADR”).

•	Hotel EBITDA. The Company generated hotel EBITDA of approximately $6.3 million during the first quarter 2014, an increase of 30.3% or approximately $1.5 million over the first quarter 2013.

•	Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $6.0 million during the first quarter 2014, an increase of 30.7% or approximately $1.4 million over the first quarter 2013.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “We had a stellar first quarter, which resulted from last year’s balance sheet restructuring, strength in our core markets, and our expanding portfolio of hotels. We are pleased with the results and are optimistic about the balance of the year.”

Acquisition

On March 27, 2014, the Company acquired the Georgian Terrace in Atlanta, Georgia for approximately $61.1 million. As a part of the transaction, the Company closed on a $41.5 million loan with Bank of the Ozarks collateralized by a first mortgage on the property. The loan matures in March 2017, but can be extended through the fourth and fifth anniversary of the commencement date of the loan, subject to certain terms and conditions. The loan bears a floating rate of interest of 3-month LIBOR plus 3.75%, with a 4.00% interest rate floor and requires payments of interest-only during the first twelve months, after which the loan amortizes on a 25-year schedule.

On March 26, 2014, the Company entered into a Note Agreement, Guaranty, and Pledge Agreement to secure a $19.0 million secured loan (the “Bridge Loan”) with Richmond Hill Capital Partners, LP and Essex Equity Joint Investment Vehicle, LLC. The Bridge Loan bears interest at a fixed rate of 10.00%, is subject to a prepayment premium if the loan is prepaid in full or in part prior to its maturity on March 26, 2015, and requires mandatory prepayment upon certain events. Proceeds of the Bridge Loan were used to partially fund the acquisition of the Georgian Terrace.

The balance of the cash portion of the purchase price was funded by the Company with available cash.

Financing Transactions

On March 31, 2014, the Company entered into a First Amendment and other amended loan documents to extend the maturity date and secure additional proceeds on the original $30.0 million mortgage on the Hilton Philadelphia Airport hotel with its existing lender, TD Bank, N.A. Pursuant to the First Amendment and other amended loan documents, the principal balance of the mortgage was increased by $5.6 million to approximately $34.1 million and the maturity extended to April 1, 2019, with no prepayment penalty. The mortgage continues to bear a floating rate of interest of 1-month LIBOR plus 3.00%, with a LIBOR floor of 0.50% and re-amortizes over the 25-year period that began with the commencement of the mortgage in March 2012.

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Balance Sheet/Liquidity

At March 31, 2014, the Company had total cash of approximately $18.4 million, consisting of available cash and cash equivalents of approximately $13.0 million, and restricted cash of approximately $5.4 million reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $253.2 million in outstanding debt at a weighted average interest rate of approximately 5.46%.

2014 Outlook

The Company is updating its prior guidance for 2014, accounting for current and expected performance within its portfolio as well as its recent acquisition of the Georgian Terrace. The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2014 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2014, as compared to its prior guidance for 2014 (in $000s, except per share data):

	Initial 2014 Guidance		Revised 2014 Guidance
	Low Range	High Range	Low Range	High Range
Total revenue	$103,171	$106,224	$118,020	$121,524
Net income	2,949	4,282	3,458	4,776

EBITDA	24,995	26,351	28,775	30,128
Hotel EBITDA	26,294	28,293	30,854	32,393

FFO	12,599	13,932	13,108	14,426
Adjusted FFO	13,099	14,432	13,759	15,077

Net income per share attributable to the Company	$0.22	$0.33	$0.26	$0.36
FFO per share and unit	0.96	1.06	1.00	1.10
Adjusted FFO per share and unit	1.00	1.10	1.05	1.15

Earnings Call/Webcast

The Company will conduct its first quarter 2014 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, May 13, 2014. The conference call will be accessible by telephone and through the Internet. Interested individuals are

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invited to listen to the call by telephone at 888-317-6016 (United States) or 855-669-9657 (Canada) or +1 412-317-6016 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on May 13, 2014 through March 31, 2015. To access the rebroadcast, dial 877-344-7529 and enter conference number 10044206. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until March 31, 2015.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, eleven of which are wholly-owned and comprise 2,698 rooms. The Company also has a 25.0% interest in the Crowne Plaza Hollywood Beach Resort. Many of the Company’s properties operate under the Hilton, Crowne Plaza, DoubleTree, Sheraton and Holiday Inn brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages and other labor costs, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the

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general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2014 (unaudited)	December 31, 2013 (audited)
ASSETS
Investment in hotel properties, net	$262,204,677	$202,645,633
Investment in joint venture	2,083,590	2,446,039
Cash and cash equivalents	13,008,035	9,376,628
Restricted cash	5,439,820	3,796,141
Accounts receivable, net	3,367,565	1,982,091
Accounts receivable-affiliate	77,692	101,439
Prepaid expenses, inventory and other assets	3,459,365	2,444,975
Shell Island sublease, net	180,147	240,196
Deferred income taxes	1,921,441	1,186,122
Deferred financing costs, net	5,066,625	3,820,838

TOTAL ASSETS	$296,808,957	$228,040,102

LIABILITIES
Mortgage debt	$206,554,064	$160,363,549
Bridge loan	19,000,000	—
Unsecured notes	27,600,000	27,600,000
Accounts payable and accrued liabilities	9,677,240	7,650,219
Advance deposits	1,573,335	666,758
Dividends and distributions payable	589,851	588,197

TOTAL LIABILITIES	264,994,490	196,868,723

Commitments and contingencies

EQUITY
Sotherly Hotels Inc. stockholders’ equity

Preferred stock, par value $0.01; 1,000,000 shares authorized; 0 shares issued and outstanding at each March 31, 2014 and December 31, 2013	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 10,243,677 shares and 10,206,927 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	102,437	102,069
Additional paid in capital	57,764,370	57,534,113
Distributions in excess of retained earnings	(31,888,880)	(32,210,917)

Total Sotherly Hotels Inc. stockholders’ equity	25,977,927	25,425,265
Noncontrolling interest	5,836,540	5,746,114

TOTAL EQUITY	31,814,467	31,171,379

TOTAL LIABILITIES AND EQUITY	$296,808,957	$228,040,102

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SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter ended	Quarter ended
	March 31, 2014	March 31, 2013
REVENUE
Rooms department	$17,453,189	$14,249,959
Food and beverage department	6,251,683	4,851,571
Other operating departments	1,305,517	1,088,282

Total revenue	25,010,389	20,189,812

EXPENSES
Hotel operating expenses
Rooms department	4,751,526	4,013,733
Food and beverage department	4,070,370	3,224,480
Other operating departments	201,507	106,674
Indirect	9,483,873	7,815,061

Total hotel operating expenses	18,507,276	15,159,948

Depreciation and amortization	2,434,328	2,052,821
Corporate general and administrative	1,307,790	1,093,787

Total operating expenses	22,249,394	18,306,556

NET OPERATING INCOME	2,760,995	1,883,256

Other income (expense)
Interest expense	(2,883,439)	(2,680,547)
Interest income	1,889	3,906
Equity income in joint venture	387,550	469,739
Unrealized loss on warrant derivative	—	(2,769,065)

Net income (loss) before taxes	266,995	(3,092,711)
Income tax benefit (provision)	735,319	(263,055)

Net income (loss)	1,002,314	(3,355,766)
Add: Net (income) loss attributable to the noncontrolling interest	(219,312)	760,850

Net income (loss) attributable to the Company	$783,002	$(2,594,916)

Net income (loss) per share	$0.08	$(0.26)

Weighted average number of shares outstanding	10,225,710	10,080,375

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SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2014 and 2013, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties) as well as the nine wholly-owned properties in the portfolio that were under the Company’s control during both the three months ended March 31, 2014 and the corresponding period in 2013 (“same-store” properties). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Houston Downtown, which was acquired in November 2013, or the Georgian Terrace, which was acquired in March 2014. Each table excludes performance data for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated Properties (All Hotels)	Three Months Ended March 31,
	2014	2013	Variance

Occupancy	67.3%	65.6%	2.5%
ADR	$120.60	$114.19	5.6%
RevPAR	$81.14	$74.93	8.3%

Same-Store Properties (9 Hotels)	Three Months Ended March 31,
	2014	2013	Variance

Occupancy	65.7%	65.6%	0.1%
ADR	$116.93	$114.19	2.4%
RevPAR	$76.81	$74.93	2.5%

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SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2014, 2013 and 2012, respectively, for each of the Company’s wholly-owned properties during each respective reporting period as well as the Company’s joint venture property, Crowne Plaza Hollywood Beach Resort, in which it owns a 25.0% interest.

Occupancy

	Q1 2014	Q1 2013	Q1 2012
Crowne Plaza Hampton Marina Hampton, Virginia	40.0%	38.9%	45.6%
Crowne Plaza Hollywood Beach Hollywood, Florida	89.6%	88.6%	87.5%
Crowne Plaza Houston Downtown* Houston, Texas	79.6%
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	65.9%	62.5%	72.5%
Crowne Plaza Tampa Westshore Tampa, Florida	85.6%	81.4%	83.7%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	73.0%	69.6%	61.5%
The Georgian Terrace* Atlanta, Georgia	76.9%
Hilton Philadelphia Airport Philadelphia, Pennsylvania	79.2%	74.5%	69.8%
Hilton Savannah DeSoto Savannah, Georgia	70.1%	68.0%	73.5%
Hilton Wilmington Riverside Wilmington, North Carolina	55.4%	64.4%	63.2%
Holiday Inn Laurel West Laurel, Maryland	50.6%	58.5%	56.6%
Sheraton Louisville Riverside Jeffersonville, Indiana	59.8%	63.1%	57.0%

*	Data is provided for only those periods in which the Company owned the property.

ADR

	Q1 2014	Q1 2013	Q1 2012
Crowne Plaza Hampton Marina Hampton, Virginia	$81.57	$82.32	$77.03
Crowne Plaza Hollywood Beach Hollywood, Florida	$207.62	$207.01	$178.52
Crowne Plaza Houston Downtown* Houston, Texas	$142.82
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	$97.49	$95.92	$94.20
Crowne Plaza Tampa Westshore Tampa, Florida	$114.50	$106.62	$104.41

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	Q1 2014	Q1 2013	Q1 2012
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$119.68	$108.88	$99.32
The Georgian Terrace* Atlanta, Georgia	$157.19
Hilton Philadelphia Airport Philadelphia, Pennsylvania	$125.77	$128.41	$126.63
Hilton Savannah DeSoto Savannah, Georgia	$141.85	$139.37	$130.75
Hilton Wilmington Riverside Wilmington, North Carolina	$125.37	$124.48	$119.31
Holiday Inn Laurel West Laurel, Maryland	$88.27	$91.38	$90.65
Sheraton Louisville Riverside Jeffersonville, Indiana	$129.88	$121.07	$118.72

*	Data is provided for only those periods in which the Company owned the property.

RevPAR

	Q1 2014	Q1 2013	Q1 2012
Crowne Plaza Hampton Marina Hampton, Virginia	$32.60	$32.00	$35.09
Crowne Plaza Hollywood Beach Hollywood, Florida	$186.06	$183.47	$156.25
Crowne Plaza Houston Downtown* Houston, Texas	$113.62
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	$64.29	$59.97	$68.31
Crowne Plaza Tampa Westshore Tampa, Florida	$97.96	$86.79	$87.41
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$87.38	$75.76	$61.05
The Georgian Terrace* Atlanta, Georgia	$120.93
Hilton Philadelphia Airport Philadelphia, Pennsylvania	$99.57	$95.69	$88.38
Hilton Savannah DeSoto Savannah, Georgia	$99.43	$94.77	$96.12
Hilton Wilmington Riverside Wilmington, North Carolina	$69.49	$80.19	$75.44
Holiday Inn Laurel West Laurel, Maryland	$44.71	$53.47	$51.28
Sheraton Louisville Riverside Jeffersonville, Indiana	$77.63	$76.42	$67.62

*	Data is provided for only those periods in which the Company owned the property.

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SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended March 31,
	2014	2013

Net income (loss) attributable to the Company	$783,002	$(2,594,916)
Noncontrolling interest	219,312	(760,850)
Depreciation and amortization	2,434,328	2,052,821
Equity in depreciation and amortization of joint venture	138,684	135,101

FFO	3,575,326	(1,167,844)
Unrealized (gain)/loss on hedging activities(1)	—	(27,323)
Unrealized loss on warrant derivative	—	2,769,065
(Increase) decrease in deferred income taxes	(735,319)	261,696
Acquisition costs	155,187	—
Loss on early extinguishment of debt(2)	—	337,136

Adjusted FFO	$2,995,194	$2,172,730

Weighted average shares outstanding	10,225,710	10,080,375
Weighted average units outstanding	2,864,127	2,955,617

Weighted average shares and units	13,089,837	13,035,992

FFO per share and unit	$0.27	$(0.09)

Adjusted FFO per share and unit	$0.23	$0.17

	Three months ended March 31,
	2014	2013

Net income (loss) attributable to the Company	$783,002	$(2,594,916)
Noncontrolling interest	219,312	(760,850)
Interest expense	2,883,439	2,680,547
Interest income	(1,889)	(3,906)
Income tax (benefit) provision	(735,319)	263,055
Depreciation and amortization	2,434,328	2,052,821
Equity in interest expense and depreciation and amortization of joint venture	300,225	243,170

EBITDA	5,883,098	1,879,921
Unrealized (gain)/loss on hedging activities(1)	—	(27,323)
Unrealized loss on warrant derivative	—	2,769,065
Acquisition costs	155,187	—

Adjusted EBITDA	6,038,285	4,621,663
Corporate general and administrative	1,152,603	1,093,787
Equity in Adjusted EBITDA of joint venture	(687,775)	(685,586)
Net lease rental income	(87,500)	(87,500)
Other fee income	(96,440)	(94,323)

Hotel EBITDA	$6,319,173	$4,848,041

(1)	Includes equity in unrealized (gain)/loss on hedging activities of joint venture.
(2)	Reflected in interest expense for the periods presented above.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) equity in the income or loss of equity investees, (4) unrealized gains and losses on derivative instruments not included in other comprehensive income, (5) gains and losses on disposal of assets, (6) realized gains and losses on investments, (7) impairment of long-lived assets or investments, (8) corporate general and administrative expense; (9) depreciation and amortization; and (10) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

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Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.